Exhibit 99.15
`
Johnson & Johnson Reports 2018 Fourth-Quarter Results:

2018 Fourth-Quarter Sales of $20.4 Billion increased 1.0%; EPS was $1.12
2018 Full-Year Sales of $81.6 Billion increased 6.7%, Full-Year EPS was $5.61
Adjusted 2018 Fourth-Quarter EPS was $1.97, an increase of 13.2%*, and
Adjusted 2018 Full-Year EPS was $8.18, an increase of 12.1%*

Strong 2018 Full-Year Operational Sales and Adjusted EPS Growth
of 6.3% and 12.1%, Respectively*
$5 Billion Share Repurchase Program in Progress

New Brunswick, N.J. (Jan. 22, 2019) - Johnson & Johnson (NYSE: JNJ) today announced sales of $20.4 billion for the fourth quarter of 2018, an increase of 1.0% as compared to the fourth quarter of 2017. Operational sales results increased 3.3% and the negative impact of currency was 2.3%. Domestic sales increased 1.5%. International sales increased 0.4%, reflecting operational growth of 5.1% and a negative currency impact of 4.7%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales for the fourth quarter of 2018 increased 5.3%, domestic sales increased 2.6% and international sales increased 8.3%.*
Worldwide sales for the full-year 2018 were $81.6 billion, an increase of 6.7% versus 2017. Operational results increased 6.3% and the positive impact of currency was 0.4%. Domestic sales increased 5.1%. International sales increased 8.5%, reflecting operational growth of 7.7% and a positive currency impact of 0.8%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales for the full-year 2018 increased 5.5%, domestic sales increased 3.4% and international sales increased 7.8%.*
Net earnings and diluted earnings per share for the fourth quarter of 2018 were $3.0 billion and $1.12, respectively. Fourth-quarter 2018 net earnings included after-tax intangible amortization expense of approximately $1.0 billion and a net charge for after-tax special items of approximately $1.4 billion. Fourth-quarter 2017 net earnings included after-tax intangible amortization expense of approximately $0.9 billion and a net charge for after-tax special items of approximately $14.6 billion. Included in these special items was the provisional amount of approximately $13.6 billion associated with the enactment of tax legislation. Excluding after-tax intangible amortization expense and special items, adjusted net earnings for the current quarter were $5.4 billion and adjusted diluted earnings per share were $1.97, representing increases of 12.5% and 13.2%, respectively, as compared to the same period in 2017.* On an operational basis, adjusted diluted earnings per share increased 16.1%.* A reconciliation of non-GAAP financial measures is included as an accompanying schedule.
Net earnings and diluted earnings per share for the full-year 2018 were $15.3 billion and $5.61, respectively. Full-year net earnings included after-tax intangible amortization expense of approximately $3.9 billion and a net charge for after-tax special items of approximately $3.1 billion. Full-year 2017 net earnings included after-tax intangible amortization expense of approximately $2.5 billion and a charge for after-tax special items of approximately $16.2 billion. Included in these special items was a provisional amount of approximately $13.6 billion associated with the enactment of tax legislation. Excluding after-tax intangible amortization expense and special items, adjusted net earnings for the full-year of 2018 were $22.3 billion and adjusted diluted earnings per share were $8.18, representing increases of 11.4% and 12.1%, respectively, as compared to the same period in 2017.* On an operational basis, adjusted diluted earnings per share also increased 10.4%.* A reconciliation of non-GAAP financial measures is included as an accompanying schedule.
"Johnson & Johnson delivered another year of strong operational sales growth of 6.3% and achieved our 35th consecutive year of adjusted operational earnings growth at 9.8% in 2018. This can be attributed to accelerated underlying sales performance across each of our businesses, where we also leveraged our scale across the enterprise to improve margins,” said Alex Gorsky, Chairman and Chief Executive Officer. “Looking ahead, the strength of our broad-based business and disciplined approach to portfolio management positions us to continue to fuel investments in innovation that enable us to capitalize on strategic opportunities and deliver strong performance over the long-term.”
Mr. Gorsky continued, “Our performance is the result of our talented Johnson & Johnson colleagues and their extraordinary dedication to help advance health and well-being for patients and customers around the world.”
In December, the Company announced a share repurchase program of up to $5.0 billion of the Company's common stock. Repurchases may be made at management's discretion from time to time on the open market or through privately negotiated transactions. The repurchase program has no time limit and may be suspended for periods or discontinued at any time.
The Company announced its 2019 full-year guidance for sales of $80.4 billion to $81.2 billion reflecting expected operational growth in the range of 0.0% to 1.0% and expected adjusted operational growth in the range of 2.0% to 3.0%. The Company also announced adjusted earnings guidance for full-year 2019 of $8.50 to $8.65 per share reflecting expected operational growth in the range of 5.7% to 7.6%.* Adjusted earnings guidance excludes the impact of after-tax intangible amortization expense and special items.

Segment Sales Performance
Worldwide Consumer sales of $13.9 billion for the full-year 2018 represented an increase of 1.8% versus the prior year, consisting of an operational increase of 2.2% and a negative impact from currency of 0.4%. Domestic sales increased 3.5%; international sales increased 0.7%, which reflected an operational increase of 1.4% and a negative currency impact of 0.7%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 3.2%, domestic sales increased 3.1% and international sales increased 3.3%*.
Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by growth in over-the-counter products, including TYLENOL and MOTRIN analgesics and digestive health products; NEUTROGENA and OGX beauty products; and LISTERINE oral care products. Subsequent to the quarter, the Company announced the completion of the acquisition of Ci:z Holdings Co., Ltd., which markets the DR.CI:LABO, LABO  LABO and GENOMER line of skincare products.
Worldwide Pharmaceutical sales of $40.7 billion for the full-year 2018 represented an increase of 12.4% versus the prior year with an operational increase of 11.8% and a positive impact from currency of 0.6%. Domestic sales increased 8.4%; international sales increased 18.0%, which reflected an operational increase of 16.5% and a positive currency impact of 1.5%. Sales included the impact of Actelion Ltd which contributed 3.4%, to worldwide operational sales growth. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 8.4%, domestic sales increased 4.9% and international sales increased 13.5%.*
Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by STELARA (ustekinumab) and SIMPONI/SIMPONI ARIA (golimumab), biologics for the treatment of a number of immune-mediated inflammatory diseases, ZYTIGA (abiraterone acetate), an oral, once-daily medication for use in combination with prednisone for the treatment of metastatic, castration-resistant prostate cancer, DARZALEX (daratumumab), for the treatment of patients with multiple myeloma, IMBRUVICA (ibrutinib), an oral, once-daily therapy approved for use in treating certain B-cell malignancies, a type of blood or lymph node cancer, TREMFYA (guselkumab), for the treatment of adults living with moderate to severe plaque psoriasis, INVEGA SUSTENNA/XEPLION/INVEGA TRINZA/TREVICTA (paliperidone palmitate), a long-acting, injectable atypical antipsychotics for the treatment of schizophrenia in adults, partially offset by declines in REMICADE (infliximab), a biologic approved for the treatment of a number of immune-mediated inflammatory diseases, due to biosimilar entrants.
During the quarter, the U.S. Food and Drug Administration (FDA) approved an additional indication for INVOKANA (canagliflozin) to reduce the risk of major adverse cardiovascular (CV) events, including heart attack, stroke or death due to a cardiovascular cause in adults with type 2 diabetes who have established CV disease. In addition, the European Commission approved apalutamide, a next generation oral androgen receptor inhibitor for the treatment of adult patients with non-metastatic castration-resistant prostate cancer (nmCRPC) who are at high risk of developing metastatic disease.
A supplemental Biologics License Application was submitted to the FDA and a Type II Variation Application was submitted to European Medicines Agency (EMA) seeking approval of STELARA (ustekinumab) for the treatment of adults with moderately to severely active ulcerative colitis. A supplemental New Drug Application was submitted to the FDA seeking to broaden the use of XARELTO (rivaroxaban) for the prevention of venous thromboembolism (VTE), or blood clots, in medically ill patients. Two Type II Variation Applications were submitted to EMA for the expanded use of IMBRUVICA (ibrutinib) in combination with obinutuzumab in previously untreated adults with chronic lymphocytic leukemia and in combination with rituximab for the treatment of previously untreated and relapsed/refractory adults with Waldenström's macroglobulinemia.
Additionally, the Company entered into a worldwide collaboration and license agreement with argenx BVBA and argenx SE to develop and commercialize cusatuzumab (ARGX-110), an investigational therapeutic antibody that targets CD70, an immune checkpoint implicated in numerous cancers, including hematological malignancies.
Worldwide Medical Devices sales of $27.0 billion for the full-year 2018 represented an increase of 1.5% versus the prior year consisting of an operational increase of 1.1% and a positive currency impact of 0.4%. Domestic sales increased 0.1%; international sales increased 2.8%, which reflected an operational increase of 1.9% and a positive currency impact of 0.9%. Sales included the impact of the divestiture of its Lifescan business which negatively impacted worldwide operational sales growth by 1.4%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 2.6%, domestic sales increased 1.0% and international sales increased 4.0%.*

Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by electrophysiology products in the Interventional Solutions business; ACUVUE contact lenses and surgical products in the Vision business; wound closure products in the General Surgery business; along with endocutters and biosurgicals in the Advanced Surgery business.

About Johnson & Johnson
At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That’s why for more than 130 years, we have aimed to keep people well at every age and every stage of life. Today, as the world’s largest and most broadly-based health care company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly change the trajectory of health for humanity.
* Operational sales growth excluding the net impact of acquisitions and divestitures, as well as adjusted net earnings, adjusted diluted earnings per share and operational adjusted diluted earnings per share excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investor Relations section of the company’s website at www.investor.jnj.com. Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson’s results computed in accordance with GAAP.

    Johnson & Johnson will conduct a conference call with investors to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.

Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm. These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises. Additional information on Johnson & Johnson, including adjusted income before tax by segment, a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can be found on the company's website at www.investor.jnj.com.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things: future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including unexpected clinical trial results, additional analysis of existing clinical data, uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; the impact of business combinations and divestitures; challenges to patents; the impact of patent expirations; the ability of the company to successfully execute strategic plans, including restructuring plans; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws, global health care reforms and import/export and trade laws; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; increased scrutiny of the health care industry by government agencies. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” in the company’s most recently filed Quarterly Report on Form 10-Q and in the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.